UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2017

Commission File Number: 333-203754

T-BAMM
(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

I.R.S. Employer Identification Number

(47-3176820)

Kiefernst, 1, 75327 Finztal, Germany

(Address of principal executive offices)

888.297.9207

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Identity of the person who acquired control; date and description of transaction; and basis of control

On March 1, 2017, Jack Chen acquired from Harald Stobbe 30,000,000 shares of our $.001 par value common stock. The consideration provided by Mr. Chen to Mr. Stobbe is $200,000 cash. The acquisition by Mr. Chen of those shares resulted in a change in control.

Percentage of Voting Securities of the Company

On March 1, 2017, the Company’s total issued and outstanding shares of common stock was 48,750,000. Accordingly, Mr. Chen, as the sole holder of 30,000,000 shares of the Company’s $.001 par value common stock, holds voting power equal to approximately 61.5% of the Company’s voting securities.

Consideration and source of funds used by Mr. Chen

The consideration for those 30,000,000 shares of the Company’s $.001 par value common stock was $200,000 cash. Mr. Chen used his personal funds to pay that consideration.

Arrangements or understandings among members of both former and new control groups and their associates with respect to the election of directors or other matters.

There is no arrangement or understanding among members of both former and new control persons and their associates with respect to election of directors or any other matter.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director

On March 1, 2017, our Board of Directors appointed Jack Chen as a member of our Board of Directors.

Jack Chen is 54 years old. From 1991 to 1999, Mr. Chen was president of Chain Telecom. In 2000, Mr. Chen joined Cellstar China, as vice president. Currently, Mr. Chen owns 15 retail service facilities for China Mobil in Shanhai, China. We believe that because of his business experience and relationships in China, Mr. Chen will be valuable to our operations.

As Mr. Chen possesses excellent experience in business matters, including related financial knowledge, we have determined it is in our best interest to appoint Mr. Chen as a member of our Board of Directors.

Mr. Chen has never been a director of a public company. Moreover, Mr. Chen has never been involved in any legal or regulatory proceedings during the last 10 years.

Departure of Director

On March 1, 2017, Harald Stobbe resigned as a member of our Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-BAMM, a Nevada corporation

Date: March 24, 2017	By:	/s/ Jack Chen
Jack Chen
Director

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